EXHIBIT 99.1

                         NATIONAL HOME HEALTH CARE CORP.
                    ANNOUNCES RECORD REVENUES FOR ITS FISCAL
                      FIRST QUARTER ENDED OCTOBER 31, 2005
             AND DECLARES QUARTERLY CASH DIVIDEND OF $.075 PER SHARE

     Scarsdale, New York, December 15, 2005. National Home Health Care Corp. (NASDAQ National Market:NHHC), a provider of home health care and staffing services in the Northeast, today reported results for the quarter ended October 31, 2005.

     Net patient revenue for the quarter ended October 31, 2005 was a record $26,321,000, an increase of $2,144,000, or 8.9% from $24,177,000 for the quarter ended October 31, 2004. Net income for the quarter ended October 31, 2005 was $1,142,000, or $.20 per diluted share, compared to net income of $1,418,000, or $.25 per diluted share for the quarter ended October 31, 2004.

      The increase in net patient revenue was primarily attributable to the expansion of its operations in New Jersey, as a result of the Company's most recent acquisition in May 2005, and expansion of business in Massachusetts and New York. The decrease in net income was attributable to higher direct wages paid to all caregivers and increased general and administrative expenses relating to the expansion of operations and additional expenses incurred in Connecticut as a result of the various inspections as discussed below.

     From March 2004 through August 2005, the Division of Health Systems Regulation for the Connecticut Department of Public Health (the "DPH") conducted various licensing and certification inspections of the Company's Medicare certified subsidiary in Connecticut. Subsequent to those inspections, the subsidiary and DPH entered into a Consent Order in December 2005 for the purpose of resolving DPH's findings at the conclusion of those inspections. The Consent Order provides for the adoption of certain policies and procedures pursuant to a Plan of Correction approved by DPH. The terms of the Consent Order will generally remain in effect until the fall of 2007.

     The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $.075 per share on its Common Stock, payable February 3, 2006 to holders of record of its outstanding Common Stock on January 17, 2006.

     This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K, the Company's

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Quarterly Reports on Form 10-Q, and other filings and releases. These include but are not limited to risks and uncertainties relating to whether the Company can identify, consummate and integrate on favorable terms acquisitions or market penetrations; market acceptance; pricing and demand for the Company's services; changing regulatory environment; changing economic conditions; whether the Company can attract and retain qualified personnel; ability to manage the Company's growth; and other risks detailed in the Company's filings with the SEC.

CONTACT: Steven Fialkow, President and Chief Executive Officer or
         Robert P. Heller, Chief Financial Officer (914) 722-9000.


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STATEMENT OF OPERATIONS DATA:

                                             THREE MONTHS ENDED
                                                OCTOBER 31,
                                           2005             2004
                                       -----------      -----------

Revenues                               $26,321,000      $24,177,000

Operating expenses                      24,569,000       21,897,000

Income from operations                   1,752,000        2,280,000

Other income:

   Interest                                 95,000           48,000

Income before taxes                      1,847,000        2,328,000

Provision for income taxes                 705,000          910,000

Net income                               1,142,000        1,418,000

Earnings per share - diluted           $      0.20      $      0.25

Weighted average shares - diluted        5,746,932        5,734,510

Dividends declared per share           $     0.075      $     0.075

BALANCE SHEET DATA:

                                                OCTOBER 31,
                                           2005             2004
                                       -----------      -----------

Cash and cash equivalents              $17,110,000      $20,006,000

Total current assets                    38,687,000       39,831,000

Total assets                            56,735,000       54,912,000

Total current liabilities                5,096,000        4,804,000

Non-current liabilities                      - - -            - - -

Stockholders' equity                    51,639,000       50,108,000